NEWS RELEASE

Corporate Update

Kelowna, BC—August 5, 2014 - Lexaria Corp. (LXRP-OTCQB) (LXX-CSE) (the "Company" or "Lexaria") is announces that it is in the process of making all the cash and stock payments required to secure its lease of the Burlington marijuana production facility to Dec 9, 2014. This includes the issuance of 91,662 restricted common shares to the building owner as Lexaria’s portion of the lease costs.

As earlier announced, the Burlington joint venture with Enertopia Corp has received municipal approval. The Lexaria/Enertopia joint venture is for a building of approx 75,000 sq ft in total potential space available. Additional lease payments will be required after Dec 9, 2014. Progress on the joint venture continues to be made and Lexaria will report new developments soon, as they are finalized.

Separately, the Company has issued 82,031 restricted common shares to Agora Internet Relations Corp, for a quarterly payment as per an agreement originally announced in March, 2014.

Although the share issuances disclosed herein are not large, Lexaria has a policy of informing investors on every occasion when shares are issued, as changes to the Company’s capital structure are material events. It is important that shareholders have the most current information possible, and this is part of Lexaria’s continuous efforts at full transparency. After these shares are issued, Lexaria will have 32,998,357 shares issued and outstanding.

The securities referred to herein will not be or have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Lexaria

Lexaria’s shares are quoted in the USA with symbol LXRP and in Canada with symbol LXX. The company searches for projects that could provide potential above-market returns.

To learn more about Lexaria Corp. visit www.lexariaenergy.com.

FOR FURTHER INFORMATION PLEASE CONTACT:
Lexaria Corp. Chris Bunka, CEO: (250) 765-6424
Clark Kent, Media Inquiries: (647) 519-2646

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. It is impossible to identify all such factors but they include and are not limited to the existence of underground deposits of commercial quantities of oil and gas; cessation or delays in exploration because of mechanical, weather, operating, financial or other problems; capital expenditures that are higher than anticipated; or exploration opportunities being fewer than currently anticipated. There can be no assurance that road or site conditions will be favorable for field work; no assurance that well treatments or workovers will have any effect on oil or gas production; no assurance that oil field interconnections will have any measurable impact on oil or gas production or on field operations, and no assurance that any expected new well(s) will be drilled or have any impact on the Company. There can be no assurance that expected oil and gas production will actually materialize; and thus no assurance that expected revenue will actually occur. There is no assurance the Company will have sufficient funds to drill additional wells, or to complete acquisitions or other business transactions. Such forward looking statements also include estimated cash flows, revenue and current and/or future rates of production of oil and natural gas, which can and will fluctuate for a variety of reasons; oil and gas reserve quantities produced by third parties; and intentions to participate in future exploration drilling. Adverse weather conditions including but not limited to surface flooding can delay operations, impact production, and cause reductions in revenue. The Company may not have sufficient expertise to thoroughly exploit its oil and gas properties. The Company may not have sufficient funding to thoroughly explore, drill or develop its properties. Access to capital, or lack thereof, is a major risk and there is no assurance that the Company will be able to raise required working capital. Current oil and gas production rates may not be sustainable and targeted production rates may not occur. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that the medical marijuana business will provide any benefit to Lexaria, and no assurance that any proposed new facility will be built or proceed, nor that municipal or Health Canada regulatory approvals will be obtained. There is no assurance that any municipality where proposed facilities are located will retain its approval for a medical marijuana production facility. The Company is not currently growing or selling medical marijuana.

The CNSX has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.